SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 ------------

                                AMENDMENT NO. 1
                                  TO FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

                                 ------------

      Date of Report (Date of Earliest Event Reported): December 16, 1998


                      ROANOKE ELECTRIC STEEL CORPORATION
            (Exact name of Registrant as specified in its charter)

            Virginia                0-2389                54-0585263
         (State or other         (Commission             (IRS Employer
         jurisdiction of         File Number)          Identification No.)
          incorporation)

                  P. O. Box 13948
                  Roanoke, Virginia                         24038-3948
        (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code: (540) 342-1831



------------------------------------------------------------------------------

          (Former name or former address, if changed since last report)

      This Amendment No. 1 amends and supplements the Current Report on Form 8-K initially filed with the Securities and Exchange Commission (the "SEC") on December 16, 1998, by Roanoke Electric Steel Corporation (the "Parent"), which contained disclosure under Item 5 related to the completion of a tender offer by the Parent and its wholly owned subsidiary, SWVA Acquisition, Inc. (the "Purchaser"), for all of the outstanding shares of common stock of Steel of West Virginia, Inc. (the "Company").

Item 2.     Acquisition or Disposition of Assets.

      On December 16, 1998, the Purchaser acquired 5,793,214 shares of the Company common stock, representing 96.4% of the outstanding shares of common stock of the Company, for a cash price of $10.75 per share. The shares were purchased pursuant to a tender offer to acquire all of the outstanding shares of the Company common stock commenced on November 17, 1998.

      On December 17, 1998, the Parent completed a short-form merger of the Purchaser with and into the Company. Upon consummation of the merger, the Company became a wholly owned subsidiary of the Parent, and the shareholders of the Company who did not tender their shares became entitled to $10.75 per share. The total purchase price for the Company was approximately $65 million.

      The Parent obtained the funds for the acquisition through borrowings under a Credit Agreement dated as of December 15, 1998, with the Lenders named therein and First Union National Bank, as Agent.

      Further information regarding the acquisition and its funding is incorporated herein by reference to (i) the Offer to Purchase dated November 17, 1998, and the Agreement and Plan of Merger, dated as of November 10, 1998, among the Parent, the Purchaser, and the Company attached as Exhibits (a)(1) and
(c)(1), respectively, to the Tender Offer Statement on Schedule 14D-1 (the "14D-1") filed by the Purchaser and the Parent with the SEC on November 17, 1998, (ii) the Supplement to the Offer to Purchase attached as Exhibit (a)(9) to Amendment No. 1 to the 14D-1 filed by the Purchaser and the Parent with the SEC on December 3, 1998, and (iii) the Credit Agreement attached hereto as Exhibit 99(c).

      The Company custom designs and manufactures special steel products principally for use in the construction of truck trailers, industrial lift trucks, off-highway construction equipment (such as bulldozers and graders), manufactured housing, guard rail post and mining equipment. It is expected that, initially after the acquisition, business and operations of the Company and its subsidiaries will continue without substantial change. The Parent intends to conduct a detailed review of the Company and its subsidiaries and their assets, corporate structure, dividend policy, capitalization, operations, properties, policies, management and personnel and to consider, what, if any, changes would be desirable in light of the circumstances then existing. The Parent has no current plans to sell or transfer a material amount of the Company's assets.

Item 7.     Financial Statements, Proforma Financial Information and Exhibits.

      (a)   Financial Statements of Business Acquired.

            The financial statements of Steel of West Virginia, Inc., for the periods specified in Rule 3-05(b) of the Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than sixty (60) days after the date on which this Current Report on Form 8-K is required to be filed.

      (b)   Pro Forma Financial Information.

            The Pro Forma financial statements of Steel of West Virginia, Inc. required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than sixty
            (60) days after the date on which this Current Report on Form 8-K is required to be filed.

      (c)   Exhibits.

            2.1 Agreement and Plan of Merger, dated as of November 10, 1998, among the Parent, the Purchaser and the Company (incorporated by reference to Exhibit (c)(1) to the 14D-1 filed by the Purchaser and the Parent with the SEC on November 17, 1998).

            99 Press Release dated December 16, 1998 (previously filed on the Current Report on Form 8-K filed by the Parent with the SEC on December 16, 1998).

            99(a) Offer to Purchase dated November 17, 1998 (incorporated by reference to Exhibit (a)(1) to the 14D-1 filed by the Purchaser and the Parent with the SEC on November 17,
                        1998).

            99(b) Supplement to the Offer to Purchase dated December 3, 1998 (incorporated by reference to Exhibit (a)(9) to Amendment No. 1 to the 14D-1 filed by the Purchaser and the Parent with the SEC on December 3, 1998).

            99(c) Credit Agreement dated as of December 15, 1998, by and among the Parent, as Borrower, the Lenders named therein, and First Union National Bank, as Agent.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ROANOKE ELECTRIC STEEL CORPORATION



                              By s/Donald G. Smith
                                 -----------------------------------
                                   Donald G. Smith
                                   Chairman and Chief Executive Officer



Date: January 28, 1999

                                 EXHIBIT INDEX

Exhibits No.            Description

      2.1 Agreement and Plan of Merger, dated as of November 10, 1998, among the Parent, the Purchaser and the Company (incorporated by reference to Exhibit (c)(1) to the 14D-1 filed by the Purchaser and the Parent with the SEC on November 17, 1998).

      99 Press Release dated December 16, 1998 previously filed on the Current Report on Form 8-K filed by the Parent with the SEC on December 16, 1998).

      99(a) Offer to Purchase dated November 17, 1998 (incorporated by reference to Exhibit (a)(1) to the 14D-1 filed by the Purchaser and the Parent with the SEC on November 17, 1998).

      99(b) Supplement to the Offer to Purchase dated December 3, 1998 (incorporated by reference to Exhibit (a)(9) to Amendment No. 1 to the 14D-1 filed by the Purchaser and the Parent with the SEC on December 3, 1998).

      99(c) Credit Agreement dated as of December 15, 1998, by and among the Parent, as Borrower, the Lenders named therein, and First Union National Bank, as Agent.